UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section D, 5th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2026, the Board of Directors (the “Board”) of Autoliv, Inc. (the “Company”) expanded the size of the Board from nine to ten members and elected Mr. Joachim Rosenberg to fill the vacancy, effective immediately. Mr. Rosenberg has a term expiring at the 2027 Annual Meeting of Stockholders.

Mr. Rosenberg will enter into an indemnification agreement substantially in the form of the indemnification agreement previously entered into with each of the Company’s existing officers and directors, a form of which has been filed as Exhibit 10.6 to Form 10-Q (File No. 001-12933), filed October 25, 2019. The Company will compensate Mr. Rosenberg consistent with its other independent directors in connection with his appointment to the Board. There are no transactions in which Mr. Rosenberg has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Rosenberg and any other persons pursuant to which he was selected as a director.

A copy of the press release dated November 10, 2026, announcing the appointment of Mr. Rosenberg is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2026, the Board amended the Company’s Third Restated By-Laws, effective immediately.

The amendments to the Company’s By-Laws were made primarily to, among other things, (i) modernize the advance notice by-law provision regarding stockholder nominations and business proposals, including updates to notice deadlines and to address rules adopted by the SEC relating to universal proxy cards; (ii) require additional information about persons nominated for election as directors by stockholders, including disclosure of derivative, hedging and similar transactions, and consent to a background check; and (iii) adopt a forum selection by-law provision providing that Delaware or federal courts, as applicable, shall be the exclusive forum for certain claims against the Company. Additionally, the By-Laws were amended to modernize various administrative provisions, as well as to make clarifying, conforming, or technical revisions.

The foregoing description of the amendments to the Company’s By-Laws is qualified in its entirety by reference to the full text of the Fourth Restated By-Laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

Fourth Quarter Dividend

In a press release dated November 9, 2026, the Company announced that the Board declared a quarterly dividend of $1.00 per share for the fourth quarter of 2026. The dividend will be payable on Wednesday, December 9, 2026 to the holders of Company common stock and on Thursday, December 10, 2026 to the holders of the Company's Swedish Depository Receipts. The dividend payments will be made to holders of record on the close of business on Friday, November 20, 2026.

A copy of the press release dated November 9, 2026 regarding the fourth quarter dividend is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Autoliv Inc.'s Fourth Restated By-Laws

99.1	Press Release of Autoliv, Inc. dated November 10, 2026.

99.2	Press Release of Autoliv, Inc. dated November 9, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.
By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date: November 13, 2026